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                                  EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement that is made a part of the Registration Statement (Form S-4) and related Prospectus of Molecular Devices Corporation, and to the incorporation by reference therein of our report dated January 18, 2000 with respect to the consolidated financial statements and schedule of Molecular Devices Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
                                                           Palo Alto, California
                                                           June 28,2000